Exhibit 4.3

AMENDMENT

TO THE

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

OF

CHUYS HOLDINGS, INC.

This Amendment to the Amended and Restated Stockholders Agreement (this “Amendment”) is entered and effective as of July 9, 2012 (the “Effective Date”), by and among Chuy’s Holdings, Inc. (the “Company”), MY/ZP Equity, LP (“MY/ZP”), Goode Chuy’s Holdings, LLC (“Goode Holdings”), Goode Chuy’s Direct Investors, LLC (“Goode Direct”), J.P. Morgan U.S. Direct Corporate Finance Institutional Investors III LLC (“JPM”), 522 Fifth Avenue Fund, L.P. (“522 Fund”), and certain other stockholders, optionholders and permitted transferees (“Other Stockholders”).

RECITALS

WHEREAS, the Company, MY/ZP, Goode Holdings, Goode Direct, JPM, 522 Fund and the Other Stockholders (collectively, the “Stockholders”) are parties to the Amended and Restated Stockholders Agreement (the “Stockholders Agreement”) of the Company;

WHEREAS, the Company has filed a registration statement on Form S-1 (Registration No. 333-176097) (the “Registration Statement”) for its initial public offering (the “IPO”);

WHEREAS, the Stockholders desire to amend certain terms and provisions of the Stockholders Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Stockholders hereby agree as follows:

1. Amendment to Section 3.3. Section 3.3 is hereby amended and restated in its entirety to read as follows:

“3.3 Holdback Agreements. Except with respect to the Company’s Public Offering on its Registration Statement on Form S-1 (Registration No. 333-176097), in any registration of Registrable Securities in connection with an underwritten Public Offering, Goode and the other Stockholders will not effect any sale or distribution, including any sale pursuant to Rule 144 or any successor provision under the Securities Act, of any Securities, and not effect any sale or distribution of any stock convertible into or exchangeable or exercisable for any shares of Common Stock of the Company (in each case, other than as part of such Public Offering) during the 14 days prior to the effective date of such registration statement or during the period after such effective date equal to the lesser of (a) such period of time as is agreed between such managing Underwriter and the Company and (b) 180 days. Notwithstanding anything to the contrary in this Agreement, Clint Shackelford will not be prohibited from effecting any sale of his Common Stock of the Company following the Company’s Public Offering on its Registration Statement on Form S-1 (Registration No. 333-176097).”

2. Effect of Amendment. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Stockholders Agreement. Except as specifically amended by this Amendment, all other provisions of the Stockholders Agreement are hereby ratified and remain in full force and effect.

3. Single Document. From and after the Effective Date all references to the Stockholders Agreement (whether in the Stockholders Agreement or any other document or agreement prepared in connection with the transactions contemplated by the Stockholders Agreement) shall be deemed to be references to the Stockholders Agreement as amended by this Amendment.

4. Defined Terms. Terms used but not otherwise defined in this Amendment have the meanings given to them in the Stockholders Agreement.

5. Counterparts. This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by each party hereto in separate counterparts, each of which when executed and delivered will be deemed to be an original but all of which taken together will constitute one and the same agreement.

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IN WITNESS WHEREOF, the undersigned Stockholders have caused this Amendment to be executed as of the Effective Date.

PREFERRED STOCKHOLDERS

GOODE CHUY’S HOLDINGS, LLC

By:	/S/ JOSE FERREIRA, JR.
Name: Jose Ferreira, Jr.
Title: Authorized Signatory

MY/ZP EQUITY, LP
By: MY/ZP GP, LLC, its General Partner

By:	/S/ MICHAEL YOUNG
Name: Michael Young
Title: Member

By:	/S/ JOHN ZAPP
Name: John Zapp
Title: Member

GOODE CHUY’S DIRECT INVESTORS, LLC

By:	/S/ JOSE FERREIRA, JR.
Name: Jose Ferreira, Jr.
Title: Authorized Signatory

J.P. MORGAN U.S. DIRECT CORPORATE FINANCE INSTITUTIONAL INVESTORS III LLC
By:	J.P. Morgan Investment Management Inc., as Investor Advisor

By:	/S/ ASHMI MEHROTRA
Name: Ashmi Mehrotra
Title: Executive Director

522 FIFTH AVENUE FUND, L.P.
By:	J.P. Morgan Investment Management Inc., as Investor Advisor

By:	/S/ ASHMI MEHROTRA
Name: Ashmi Mehrotra
Title: Executive Director

COMMON STOCKHOLDERS

/s/ Steve J. Hislop
Name: Steve Hislop

/s/ Frank Biller
Name: Frank Biller

/s/ Ted Zapp
Name: Ted Zapp

/s/ Sharon Russell
Name: Sharon Russell

/s/ Jon W. Howie
Name: Jon Howie

/s/ Michael C. Hatcher
Name: Michael Hatcher

/s/ John Mountford
Name: John Mountford

/s/ William C. Shackelford, Jr.
Name: William Shackelford